UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2020 (December 28, 2020)

SMTC CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-31051	98-0197680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7050 Woodbine Avenue Markham, Ontario,		CANADA L3R 4G8
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (905) 479-1810

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTX	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Sixth Amendment to Amended and Restated Revolving Credit and Security Agreement

On December 28, 2020, SMTC Corporation, a Delaware corporation (the “Company”), entered into that certain Sixth Amendment to the Amended and Restated Revolving Credit and Security Agreement (“PNC Amendment”), by and among the Company, SMTC Manufacturing Corporation of California, a California corporation (“SMTC California”), SMTC Mex Holdings, Inc., a Delaware corporation (“SMTC Mex”), HTM Holdings, Inc., a Delaware corporation (“HTM”), MC Test Service, Inc., a Florida corporation (“MC Test”), MC Assembly International LLC, a Delaware limited liability company (“MC Assembly International”), MC Assembly LLC, a Delaware limited liability company (“MC Assembly” and together with the Company, SMTC California, SMTC Mex, HTM, MC Test and MC Assembly International, and each other person joined thereto as a borrower from time to time, the “Borrowers”), the financial institutions party to that certain Amended and Restated Revolving Credit and Security Agreement, dated as of November 8, 2018 (as disclosed on the Company’s Current Report on Form 8-K filed on November 9, 2018), as amended on March 29, 2019 (as disclosed on the Company’s Current Report on Form 8-K filed on April 4, 2019), as amended on August 8, 2019 (as disclosed on the Company’s Current Report on Form 8-K filed on August 12, 2019), as amended on September 27, 2019 (as disclosed on the Company’s Current Report on Form 8-K filed on October 2, 2019), as amended on June 26, 2020 (as disclosed on the Company’s Current Report on Form 8-K filed on June 29, 2020), as amended on September 25, 2020 (as disclosed on the Company’s Current Report on Form 8-K filed on September 28, 2020) (such agreement, the “PNC Agreement” and, such lenders thereto, the “PNC Lenders”), and PNC Bank, National Association (“PNC”), as agent for the PNC Lenders (in such capacity, the “Agent”), which governs the credit facilities among the Borrowers, the PNC Lenders and PNC (the “PNC Facilities”).

The PNC Amendment, among other things: (i) amends the definition of “Consolidated EBITDA” by permitting addbacks with respect to the Company’s Zacatecas, Mexico facility for (A) restructuring and severance charges, accruals and reserves in connection with permanent headcount reductions in an amount not to exceed an additional $1,000,000 for the period from June 1, 2020 through and including July 31, 2020, (B) cash severance and other facility closure and relocation costs in an amount not to exceed an additional $4,000,000 from December 28, 2020 and ending on June 30, 2021, and (C) write-offs of accounts receivable, inventory and fixed assets in an amount not to exceed an additional $1,500,000 from December 28, 2020 and ending on June 30, 2021; and (ii) revises the required liquidity covenants from the period beginning on December 28, 2020 and ending on the later to occur of June 30, 2021 or the permanent closure of the Company’s Zacatecas, Mexico facility.

The foregoing description of the PNC Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the PNC Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8‑K and is incorporated herein by reference.

Seventh Amendment to Financing Agreement

On December 28, 2020, the Company entered into that certain Amendment No. 7 to the Financing Agreement (the “TCW Amendment”), by and among the Company, each person that is a borrower under that certain Financing Agreement, dated as of November 8, 2018 (as disclosed on the Company’s Current Report on Form 8-K filed on November 9, 2018), as amended on March 29, 2019 (as disclosed on the Company’s Current Report on Form 8-K filed on April 4, 2019), as amended on July 3, 2019 (as disclosed on the Company’s Current Report on Form 8-K filed on July 5, 2019), as amended on August 8, 2019 (as disclosed on the Company’s Current Report on Form 8-K filed on August 12, 2019), as amended on September 27, 2019 (as disclosed on the Company’s Current Report on Form 8-K filed on October 2, 2019), as amended on June 26, 2020 (as disclosed on the Company’s Current Report on Form 8-K filed on June 29, 2020), as amended on September 25, 2020 (as disclosed on the Company’s Current Report on Form 8-K filed on September 28, 2020) (as amended to date, the “Financing Agreement”), each other loan party that is a party to the Financing Agreement, each financial institution that is a party to the Financing Agreement (collectively, the “TCW Lenders”), TCW Asset Management Company LLC, as administrative agent for the TCW Lenders (in such capacity, the “Administrative Agent”), and TCW Asset Management Company LLC, as collateral agent for the TCW Lenders.

The TCW Amendment, among other things: (i) amends the definition of “Consolidated EBITDA” by permitting addbacks with respect to the Company’s Zacatecas, Mexico facility for (A) restructuring and severance charges, accruals and reserves in connection with permanent headcount reductions in an amount not to exceed an additional $1,000,000 for the period from June 1, 2020 through and including July 31, 2020, (B) cash severance and other facility closure and relocation costs in an amount not to exceed an additional $4,000,000 from December 28, 2020 and ending on June 30, 2021, and (C) write-offs of accounts receivable, inventory and fixed assets in an amount not to exceed an additional $1,500,000 from December 28, 2020 and ending on June 30, 2021, (ii) prohibits the Liquidity (as defined in the TCW Amendment) of the Company and its subsidiaries from being less than $7,500,000 during the period beginning on December 28, 2020 and ending on the later to occur of June 30, 2021 or the permanent closure of the Company’s Zacatecas, Mexico facility; and (iii) provides for the issuance to the TCW Lenders or their designees of the Warrants (as defined below).

The foregoing description of the TCW Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the TCW Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Subscription Agreement and Warrants

In connection with and as part of the consideration paid by the Company for the TCW Amendment, on December 28, 2020, the Company entered into the Seventh Amendment Subscription Agreement (the “Subscription Agreement”) with certain of the TCW Lenders, relating to the issuance and sale by the Company of warrants (the “Warrants”) to purchase an aggregate of 140,000 shares of the Company’s common stock (the “Warrant Shares”). The Warrants are exercisable beginning on the date of original issuance at a nominal exercise price of $0.01 per share, subject to adjustment as provided therein, and expire 84 months after the date of issuance. The Warrants also provide for an adjustment in the number of shares of the Company’s common stock underling the Warrants if the Company, subject to certain exceptions, issues, or is deemed to have issued, shares of the Company’s common stock at a price that is less than the fair market value of the Company’s common stock at the time of such issuance or deemed issuance. The Subscription Agreement and the Warrants contain customary representations and warranties, covenants, indemnification obligations, and other terms and conditions typical to agreements of these types.

The Warrants were sold to the TCW Lenders in a transaction pursuant to a private placement not involving any public offering (the “Private Placement”). The Warrants were offered and issued pursuant to an exemption from the registration requirements the Securities Act of 1933, as amended, contained in Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

The foregoing description of the Subscription Agreement and the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreement and the Warrants, which filed as Exhibit 10.3 and Exhibit 4.1 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Registration Rights Agreement

In connection with the TCW Amendment, the Subscription Agreement and the issuance of the Warrants, the Company and certain of the TCW Lenders entered into a registration rights agreement (the “Registration Rights Agreement”), dated December 28, 2020. Under the terms of the Registration Rights Agreement, the Company agreed to prepare and file with the Securities and Exchange Commission (the “SEC”) (i) a registration statement (the “Registration Statement”) relating to the offer and resale by the holders of the Warrant Shares of 150% of the maximum number of shares of the Company’s common stock underlying the Warrants within 60 days of December 28, 2020 (the “Closing Date”) and (ii) to the extent the number of shares of the Company’s common stock underlying the Warrants increases pursuant to the terms of the Warrants, another registration statement relating to the offer and resale by the holders of the Warrant Shares of 150% of the maximum number of such additional shares of the Company’s common stock issuable upon exercise of the Warrants within 60 days of the second anniversary of the Closing Date.

The Registration Rights Agreement contain customary representations and warranties, covenants, indemnification obligations, and other terms and conditions typical to an agreement of this type.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Warrants and the Private Placement is incorporated into this Item 3.02 by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective December 30, 2020, the board of directors of the Company adopted a new Code of Business Conduct and Ethics (the “Code”). The Code applies to all employees, officers and directors of the Company, as well as to the Company’s agents and contractors. The Code was adopted to reflect what the Company considers to be current best practices and policies, reduce complexity, and improve readability. The adoption of the Code did not relate to or result in any waiver, explicit or implicit, of any provision of the prior Code of Business Conduct and Ethics.

The above description of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code which is incorporated herein by reference. The Company intends to satisfy its filing obligation under Item 406(c) of Regulation S-K with respect to the Code by posting a copy thereof on the Company’s investor relations website at

https://www.smtc.com/investors/corporate-governance/governance-documents. Information on any of the Company’s websites shall not be deemed incorporated by reference into, or to be a part of, this Current Report on Form 8-K, and the foregoing website reference is not intended to be made through an active hyperlink.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant.
10.1

Sixth Amendment to Amended and Restated Revolving Credit and Security Agreement, by and among SMTC Corporation, SMTC Manufacturing Corporation of California, SMTC Mex Holdings, Inc., HTM Holdings, Inc., MC Test Service, Inc., MC Assembly International LLC, MC Assembly LLC, the financial institutions party thereto and PNC Bank, National Association, as agent for the lenders, dated December 28, 2020.†

10.2

Amendment No. 7 to Financing Agreement, by and among SMTC Corporation, the borrowers party thereto, each other loan party thereto, the lenders party thereto, TCW Asset Management Company LLC, as administrative agent for the lenders, and TCW Asset Management Company LLC, as collateral agent for the lenders, dated December 28, 2020.

10.3	Seventh Amendment Subscription Agreement, by and among SMTC Corporation and the subscribers party thereto, dated December 28, 2020.
10.4	Seventh Amendment Registration Rights Agreement, by and among SMTC Corporation and the investors party thereto, dated December 28, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SMTC CORPORATION

Date: December 31, 2020	By:	/s/ Edward Smith
Edward Smith
President and Chief Executive Officer

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